Item 77 Q(1)(e)

New or Amended Investment Advisory Contracts

Form of Investment Advisory Agreement between the Trust and ALPS Advisors, Inc. with respect to the Workplace Equality Portfolio is incorporated herein by reference to Exhibit (d)(18) to Post-Effective Amendment No. 191 to Registrant’s Registration Statement filed on January 31, 2014, accession number: 0001193125-14-030520.

Form of Investment Advisory Agreement between the Trust and ALPS Advisors, Inc. with respect to the ALPS Emerging Sector Dividend Dogs ETF is incorporated herein by reference to Exhibit (d)(19) to Post-Effective Amendment No. 194 to Registrant’s Registration Statement filed February 12, 2014, accession number: 0001193125-14-048059.